EXHIBIT 5.1

[David M. Bovi, P.A. Letterhead]

August 22, 2025

Onfolio Holdings Inc.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

Via E-Mail Only

Re:	Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Onfolio Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 6,199,863 shares of common stock issuable upon the exercise of warrants including 6,117,250 shares of common stock issuable upon exercise of warrants issued to investors in the Company’s initial public offering (the “publicly-traded warrants”) and 82,613 of common stock issuable upon the exercise of warrants issued to the representative of the underwriters in the Company’s initial public offering (the “representative’s warrants”).  The shares of common stock issuable upon exercise of the publicly-traded warrants and the shares of common stock issuable upon exercise of the representative’s warrants are collectively referred to herein as the “Warrant Shares.”

The opinions expressed herein are limited exclusively to the Delaware General Corporation Law, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of:

(i)	the Registration Statement;
(ii)	the Company’s amended and restated certificate of incorporation, as currently in effect;
(iii)	the Company’s amended and restated bylaws, as currently in effect;
(iv)	certain resolutions of the Board of Directors of the Company;
(v)	the warrant agency agreement (including the form of warrant agreement contained therein);
(vi)	the form of representative’s warrant; and
(vii)	such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company. Further, with your permission, we have made and relied upon the following assumption, without any investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumption that a sufficient number of shares of the Company’s common stock will be available and reserved for issuance of the Warrant Shares.

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the publicly traded warrants and representative’s warrants, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this opinion.

Very truly yours,

/s/ DAVID M. BOVI, P.A.
DAVID M. BOVI, P.A.